UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2005
ENERGY CONVERSION DEVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

The information in this Current Report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Energy Conversion Devices, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On June 1, 2005, Energy Conversion Devices, Inc. announced that that its subsidiary, Ovonic Battery Company, Inc., has granted a royalty-bearing, nonexclusive license to Guangzhou Wintonic Battery & Magnet Co. Ltd. (Wintonic) in connection with its proprietary Ovonic nickel metal hydride battery technology for consumer, nonpropulsion applications.

Item 9.01       Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release issued by ECD on June 1, 2005 announcing a patent license agreement between its subsidiary, Ovonic Battery Company, Inc., and Guangzhou Wintonic Battery & Magnet Co. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By: /s/ Stephan W. Zumsteg

Vice President and Chief Financial Officer

Date: June 2, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by ECD on June 1, 2005 announcing a patent license agreement between its subsidiary, Ovonic Battery Company, Inc., and Guangzhou Wintonic Battery & Magnet Co. Ltd.